Exhibit 4(vii)

SUBSCRIPTION BOOKLET

FOR

 (existing Members, Iowa purchasers)

INSTRUCTIONS TO SUBSCRIBERS

Persons wishing to subscribe for securities consisting of Series A Convertible Subordinated Term notes (the “Securities”) of Southwest Iowa Renewable Energy, LLC (the “Company”) are required to complete the documents in this Subscription Booklet. PLEASE DO NOT REMOVE ANY OF THE DOCUMENTS.

1.	Subscription Agreement. Please complete the Subscription Agreement in the following manner:

a.	Complete Paragraph 2 by inserting the amount of Securities and the amount of your subscription.

b.	Complete the ownership title information in Paragraph 9 of the Subscription Agreement.

c.	Complete the appropriate signature page.

2.	Payment. Payment of the amount of the purchase price for the Securities must accompany the Subscription Agreement.

3.	Delivery Instructions. Please send this entire Subscription Booklet and your check to:

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503
Attn: ________________

SUBSCRIPTION AGREEMENT

THE OFFER AND SALE OF THE SECURITIES, CONSISTING OF SERIES A CONVERTIBLE SUBORDINATED TERM NOTES SUBSCRIBED FOR HEREBY, HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SECURITIES OR THE ACCURACY OR ADEQUACY OF ANY INFORMATION PROVIDED TO THE INVESTOR.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT WITH THE APPROVAL OF THE COMPANY’S BOARD OF DIRECTORS AND WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THE FOREGOING.

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503

Ladies and Gentlemen:

1.      Subscription. The undersigned subscriber (“Subscriber”) hereby subscribes to purchase Series A Convertible Subordinated Term Notes (the “Securities”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (“SIRE”), as offered by SIRE in a prospectus (the “Prospectus”) filed as part of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “1933 Act”) and the Iowa Uniform Securities Act (the “Iowa Act”), in the following amount:

A total purchase price of (must be a minimum of $15,000 and increments of $3,000 thereafter) $_______________

This investment is made upon the terms set forth in this Subscription Agreement (“Subscription”).

2.      Acceptance of Subscription. Subscriber understands and agrees that SIRE, in its sole discretion, reserves the right to accept or reject this or any other Subscription in whole or in part at any time, notwithstanding prior receipt by Subscriber of a notice of acceptance.  In the event that this Subscription is rejected in whole or in part, the Subscription will be considered rejected, this Subscription shall thereafter have no force or effect to that extent.

3.      Representations, Warranties and Covenants. Subscriber hereby represents and warrants to SIRE, and covenants with SIRE, as follows:

a.      Subscriber alone or with the Subscriber’s purchaser representative has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the investment in the Securities and to make an informed investment decision with respect thereto.

b.      Subscriber understands that no transfer of the Securities is allowed except with the consent of SIRE’s board of directors.

c.      Subscriber, if a corporation or other legal entity, is authorized and otherwise duly qualified to purchase and hold the Securities; such entity has its principal place of business as set forth on the signature page hereof and such entity has not been formed for the specific purpose of acquiring the Securities.

d.      All information which Subscriber has provided to SIRE concerning financial position and knowledge of financial and business matters, or, in the case of a corporation or other legal entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to the undersigned’s subscription being accepted, the Subscriber will immediately provide SIRE with such information.

e.      Subscriber has (A) adequate net worth and adequate means to provide for Subscriber’s current needs and possible contingencies; (B) has no need for liquidity in this investment; (C) is able to bear the economic risk of this investment; and (D) has sufficient net worth to sustain a loss of Subscriber’s entire investment in the Securities without economic hardship if such loss should occur.

f.      Subscriber is familiar with the nature of, and the risks attendant to, an investment of this type, the tax aspects of an investment of this type and is financially capable of bearing the economic risk of this investment and could afford the loss of the total amount of such investment.

g.      The Subscriber acknowledges that there are substantial restrictions on the transferability of the Securities in the Indenture governing them.  The Subscriber agrees and represents that he, she or it will not sell, assign, pledge or otherwise dispose of the Securities or any portion thereof other than with the written consent of SIRE’s board of directors and, then, only to the extent that the same may be legally sold or disposed of without registration or qualification under the applicable state or federal securities laws, or the Securities shall have been so registered or qualified and an appropriate registration statement shall then be in effect; and the Subscriber understands that he, she or it must bear the economic risk of his, her or its investment in SIRE for an indefinite period of time.  The Subscriber further understands that: (i) there will be no public market for the Securities; (ii) it may not be possible for the Subscriber to liquidate its investment in SIRE; and (iii) upon conversion of the Securities into Series A Units in SIRE, except as provided in SIRE’s Operating Agreement, the Subscriber will have no right to withdraw from the company or to receive distributions in liquidation of his, her or its Series A Units.

h.      The Securities are being purchased by the Subscriber and not by any other person, with the Subscriber’s own funds and not with the funds of any other person, and for the account of the Subscriber, not as a nominee or agent and not for the account of any other person.  On acceptance of this Subscription by SIRE, no other person will have any interest, beneficial or otherwise, in the Securities.  The Subscriber is not obligated to transfer Securities to any other person nor does the Subscriber have any agreement or understanding to do so.  The Subscriber does not intend to subdivide the Subscriber’s purchase of Securities with any person.

i.      Subscriber acknowledges that an investment in the Securities is speculative and agrees that no guarantees or other warranties have been made to the Subscriber by any agent, member, employee, director or affiliate of SIRE, as to the company, an investment in the Securities, or its or their future financial performance.

j.      The Subscriber represents that he, she or it has no knowledge of any commission, brokerage fee or other remuneration being paid or to be paid directly or indirectly related to the sale of the Securities.

k.      Subscriber acknowledges receipt of the Prospectus and confirms Subscriber has read the entire contents of the Prospectus.

l.      The Subscriber understands that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of this offering and sale of the Securities or of SIRE’s Operating Agreement.

m.      Subscriber certifies that Subscriber is a member of SIRE as of the date of this Subscription.

4.      Indemnification.  The Subscriber agrees to indemnify and hold harmless SIRE and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which it may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any document provided by Subscriber to SIRE.  The foregoing indemnification does not waive any rights granted to Subscriber under applicable securities laws.

5.      Correct Information.  Any information which Subscriber has heretofore furnished to SIRE with respect to Subscriber’s financial position and business experience is correct and complete as of the date of this Subscription and if there should be any material change in such information, the Subscriber will immediately furnish such revised or corrected information to SIRE.

6.      Non-Transferable.  The Subscriber hereby agrees not to pledge, hypothecate, sell, assign, or otherwise transfer the Securities, purchased herein, without the written consent of SIRE’s Board of Directors, and in such case in a manner consistent with SIRE’s Unit Transfer Policy.

7.      Legend.  The Subscriber hereby agrees that an appropriate legend may be placed on the Securities indicating the restrictions on transfer, and that SIRE may place a stop-transfer order or otherwise make appropriate notations in its records or take appropriate actions to enforce such restrictions.

8.      Miscellaneous.

a.      The Subscriber agrees not to transfer or assign this Subscription, or any of the Subscriber’s interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws and only with the written consent of SIRE’s Board of Directors.

b.      Subscriber agrees that it may not cancel, terminate, or revoke this Subscription or any agreement of the Subscriber made hereunder and that this Subscription shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors, and assigns.

c.      Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to Subscriber under federal or state securities laws.

d.      This Subscription constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

e.      This Subscription shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Iowa without regard to its conflict of law principals.

f.      Within five days after receipt of a written request from SIRE, the Subscriber agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which SIRE is subject.

g.      SIRE reserves the right to revoke and rescind this Subscription if required by the appropriate regulatory authorities.

9.      Type of Ownership.  Having subscribed for the number and amount of Securities as set forth in Paragraph 2 of this Subscription, if this Subscription is accepted, title to the Securities should be registered in the following name or names (please print or type in the appropriate space below):

Individual Investor:

Joint Tenants:*

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* Both parties must sign the signature page for Individual Investors/Joint Tenants.

SIGNATURE PAGE
FOR INDIVIDUAL INVESTORS OR JOINT TENANTS

INVESTOR #1	INVESTOR #2 (to be used only for Joint Tenants)

Signature	Signature

Social Security Number	Social Security Number

Print or Type Name	Print or Type Name

Residence Address:	Residence Address:

Executed at:	Executed at:

City	City

State/County	State/County

this __ day of __________________, 20__	this __ day of __________________, 20__

SIGNATURE PAGE
FOR ENTITY INVESTORS

INVESTOR:

Business Name

By:
Name:
Title:

Taxpayer ID Number

State of Organization

Business Address

Executed at:

City

State/County

this __ day of __________________, 20__

SUBSCRIPTION ACCEPTED:	SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Dated:	, 20__	By:
Name:
Title: